Exhibit 10.4.1

AMENDMENT NO. 1
to the
AMENDED AND RESTATED
NOTE AND EQUITY PURCHASE AGREEMENT
by and among
GLOBAL DOSIMETRY SOLUTIONS, INC.,
AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
AS AGENT
and
PURCHASERS IDENTIFIED ON
ANNEX A HERETO
October 14, 2005

AMENDMENT NO. 1
to the
AMENDED AND RESTATED
NOTE AND EQUITY PURCHASE AGREEMENT
     THIS AMENDMENT NO. 1, dated October 14, 2005 (this “Amendment No. 1”), amends THE AMENDED AND RESTATED NOTE AND EQUITY PURCHASE AGREEMENT, dated November 10, 2004 (the “Amended and Restated Purchase Agreement”), and is made by and among Global Dosimetry Solutions, Inc., a Delaware corporation (the “Company”), the securities purchasers that are now and hereafter at any time parties thereto and are listed in Annex A (or any amendment or supplement thereto) attached thereto (each a “Purchaser” and collectively, “Purchasers”), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation (“ACFS”), as administrative agent for Purchasers (in such capacity “Agent”).
RECITALS
     A. The parties hereto were party to a Note and Equity Purchase Agreement, dated as of September 30, 2003 (the “Original Purchase Agreement”);
     B. The parties hereto are party to the Amended and Restated Purchase Agreement, pursuant to which the Original Purchase Agreement was amended and restated;
     C. The Company, Purchasers and the Agent have agreed to enter into this Amendment No. 1 to amend the Amended and Restated Purchase Agreement, in order to (i) issue and sell the Senior Term D Notes (as defined herein) (ii) establish the Revolving Loan (as defined herein), (iii) issue and sell shares of the Series B Preferred Stock (as defined herein) and (ix) amend of certain other terms of the Amended and Restated Purchase Agreement.
     NOW, THEREFORE, the parties hereto, in consideration of the foregoing premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:
1. Definitions. Capitalized terms used and not defined elsewhere in this Amendment are as defined in the Agreement (as amended by this Amendment No. 1).
2. Amendments. The Amended and Restated Purchase Agreement is hereby amended as follows:
     (a) The following definitions set forth in Section 1.1 of the Amended are hereby amended and restated in their entirety:
“Agreement” shall mean this Agreement, as amended by Amendment No. 1 and as may be further amended amended, restated, supplemented or otherwise modified from time to time.
“LIBOR Period” means each month commencing on the Closing Date, the Additional Closing Date, in the case of the Senior Term C Notes, or the Term D Closing Date, in the case of the Senior Term D Notes (or if the Closing Date, the Additional Closing Date or

Term Closing Date is not a LIBOR Business Day, the next succeeding LIBOR Business Day) and ending one month thereafter; provided, that the foregoing provision relating to LIBOR Periods is subject to the following:
     (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;
     (b) any LIBOR Period that would otherwise extend beyond the maturity date of the Notes shall end on such date; and
     (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month.
“Notes” shall mean, collectively, the Original Notes, the Senior Term C Notes, the Senior Term D Notes and the Revolving Notes.”
“Original Securities” shall mean the Original Notes, the Series A Preferred Stock, the Common Stock, and the Common Stock issuable upon exercise of the Warrants.
“Preferred Stock” shall mean (a) only for the purposes of Section 2.7 hereof, the Series A Preferred Stock and (b) for all other purposes under this Agreement, the Series A Preferred Stock and the Series B Preferred Stock.
“Revolving Notes” shall mean those notes issued in connection with the Revolving Loans.
“Securities” shall mean collectively the Original Securities, the Additional Securities, the Senior Term D Notes, the Revolving Notes and the Series B Preferred Stock.
“Senior Debt” shall mean the Senior Financing and the Senior Term Loan C.
“Senior Financing” means the indebtedness incurred under the Revolving Loans and the Senior Term D Loans.
“Senior Term Loans” shall mean the Senior Term C Loans and the Senior Term D Loans.
“Senior Financing Blocking Notice” shall have the meaning assigned to such term in Section 13.2(b)(i).
“Senior Term Notes” shall mean the Senior Term C Notes and the Senior Term D Notes.
“Subordinated Debt” shall mean and include

     (a) all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether for principal, prepayment premium, if any, interest, fees, expenses or otherwise, under or arising out of or relating to the Subordinated Notes, and
     (b) any claims arising in respect of any breach of this Agreement (including, without limitation, the breach of any representation or warranty under this Agreement), and any claims in respect of indemnification obligations in respect of or arising out of this Agreement, in each case to the extent related to the Subordinated Notes, it being understood that no obligations, liabilities, indebtedness or claims under, arising out of or relating to the Senior Financing shall be considered Subordinated Debt.
“Total Funded Debt” shall mean, for any date, the sum of the outstanding balance on such date of (i) the obligations outstanding hereunder and under the Notes and (ii) Capital Leases.
“Transactions” shall mean the transactions contemplated by this Agreement (as amended by Amendment No. 1), the Acquisition Agreement, the Proxtronics Acquisition and the transactions contemplated by the LFA Acquisition Agreement.
(b) The following definitions are hereby inserted in Section 1.1:
“Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated October 14, 2005.
“LFA Acquisition Agreement” shall mean that certain Asset Purchase Agreement, dated as of October 14, 2005, by and among the Company, Jon Laeger, Brian Laeger and LFA Corporation.
“Loan D Rate” shall mean a rate per annum equal to the LIBOR Rate plus 6.5%.
“Notice of Borrowing” shall have the meaning assigned to such term in Section 2.5A(b).
“Revolving Loans” shall have the meaning assigned to such term in Section 2.5A(a) hereof.
“Revolving Loan Commitment” shall mean the agreement of certain Purchasers to make Revolving Loans up to the Revolving Loan Commitment Amount outstanding at any time in accordance with Section 2.5A.
“Revolving Loan Commitment Amount” shall mean $6,000,000.
“Revolving Loan Commitment Fee” shall have the meaning assigned to such term in Section 3.16 hereof.
“Revolving Loan Origination Fee” shall mean a fee in the amount equal to $180,000.

“Revolving Loan Rate” shall mean a rate per annum equal to the LIBOR Rate plus 4.0%.
“Revolving Loan Termination Date” shall have the meaning assigned to such term in Section 2.5A(a).
“Senior Term Loan D” shall have the meaning assigned to such term in Section 2.3(c).
“Senior Term D Notes” shall have the meaning assigned to such term in Section 2.3(c).
“Senior Term D Origination Fee” shall mean a fee in an amount equal to $810,000.
“Series A Preferred Stock” shall mean the Company’s Series A PIK Redeemable Preferred Stock, par value $0.001 per share.
“Series B Preferred Origination Fee” shall mean a fee in the amount equal to $280,000.
“Series B Preferred Stock” shall mean the Company’s Series B PIK Redeemable Preferred Stock, par value $0.001 per share.
“Term D Closing” shall have the meaning set forth in Section 2.9(c).
“Term D Closing Date” shall have the meaning set forth in Section 2.9(c).
(c) The following definitions are hereby deleted from Section 1.1:
“GMAC”
“Intercreditor Agreement”
“Senior Lender”
“Term Financing”
“Tranche A PIK Condition”
“Tranche B PIK Condition”
“Undrawn Availability”
     (d) The term “Senior Agent” shall be replaced with the term “Agent” wherever in the Amended and Restated Purchase Agreement it is found.
     (e) Section 2.1 shall become Section 2.1(a) and the following is hereby inserted as a new Section 2.1(b):
“(b) The Company has duly authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of 7,000 shares of the Series B Preferred Stock, having the rights, preferences, privileges and restrictions set forth in the Charter of the Company attached hereto as Exhibit A.”

(f) A new Section 2.3(c) is hereby inserted as set forth below:
“(c) Subject to the terms and conditions set forth in this Agreement, Purchasers agree to make a loan (“Senior Term Loan D”) to the Company on the Term D Closing Date in the principal amount of $27,000,000. From and after the Term D Closing, the Senior Term Loan D shall be evidenced by one or more promissory notes made by the Company in favor of Purchasers in the form attached hereto as Exhibit B-3 (the “Senior Term D Notes”) to be issued in tranches of $5,000,000, $5,000,000, $5,000,000, $5,000,000, $5,000,000 and $2,000,000 and delivered by the company at the Term D Closing.”
(g) A new Section 2.5A is hereby inserted after Section 2.5 as set forth below:
“2.5A. Revolving Loans.
     (a) Subject to the terms and conditions set forth in this Agreement, on or after the Term D Closing Date and to, but excluding, October 14, 2010, unless terminated earlier pursuant to the terms hereof (the “Revolving Loan Termination Date”), Purchasers designated on Annex B shall, severally, on a pro rata basis based on the percentages specified in Annex B, make loans and advances to the Company on a revolving credit basis (collectively, the “Revolving Loans”) in an aggregate amount outstanding at any time up to the Revolving Loan Commitment Amount. From and after the Term D Closing, the Revolving Loans shall be evidenced by promissory notes made by the Company in favor of Purchasers having Revolving Loan Commitments in the form attached hereto as Exhibit K (together with any such notes issued in substitution therefore pursuant to Sections 6.3 and 6.4, “Revolving Notes”). The date and amount of each Revolving Loan made by such Purchasers and each payment on account of principal thereof shall be recorded by Agent on its books; provided that, the failure of Agent to make any such record shall not affect the obligations of the Company to make payments when due of any amounts owing in respect of the Revolving Loans.
     (b) Purchasers having Revolving Loan Commitments shall make Revolving Loans available to the Loan Parties up to a maximum of one draw per week, in integral multiples of $100,000, provided that the conditions set forth in Section 2.5A(a) hereof and this Section 2.5A(b) have been satisfied. Before a Revolving Loan is made (other than any Revolving Loan requested on the Term D Closing Date), the Loan Parties shall have (i) provided Agent an irrevocable written notice of borrowing in the form of Exhibit L (a “Notice of Borrowing”) by facsimile or other means set forth in Section 14.6 so that such notice is received by Agent not later than five (5) Business Days before the day on which the Revolving Loan is to be made, and (ii) contacted Agent and received from Agent either oral or written confirmation of Agent’s receipt of the Notice of Borrowing not later than three (3) Business Days before the date on which the Revolving Loan is to be made. Agent and Purchasers having Revolving Loan Commitments shall be entitled to rely conclusively on any Executive Officer’s authority to deliver a Notice of Borrowing or other writing on behalf of the Company and neither Agent nor any Purchaser having Revolving Loan Commitments shall have any duty to verify the identity or signature of any Person identifying himself as an Executive Officer.”

(h) A new Section 2.7A is hereby inserted after Section 2.7 as set forth below:
“2.7A Sale and Purchase of Senior Term D Notes and Series B Preferred Stock. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, (a) the Company shall sell to Purchasers, and Purchasers shall purchase from the Company, in an amount equal to the pro rata portion of the Senior Term D Notes as set forth on Annex B, the Notes in the aggregate principal amounts set forth in Section 2.3(c) hereof and (b) the Company shall sell to Purchasers, and Purchasers shall purchase from the Company, in an amount equal to the pro rata portion of the Preferred Stock as set forth on Annex B, 7,000 shares of Series B Preferred Stock for $7,000,000 in the aggregate.
(i) A new Section 2.9(c) is hereby inserted as set forth below:
“(c) Delivery of and payment for the Senior Term D Notes, the Series B Preferred Stock and any Revolving Notes issued in connection with Amendment No. 1 (the “Term D Closing”) shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, commencing at 10:00 a.m., local time, on October 14, 2005 or at such place or on such other date as may be mutually agreeable to the Company and Purchasers. The date and time of the Term D Closing as finally determined pursuant to this Section 2.8(c) are referred to herein as the “Term D Closing Date.” Delivery of the Senior Term D Notes, the Series B Preferred Stock and any Revolving Notes issued at the Term D Closing shall be made to Purchasers (or their designees) against payment of the purchase price therefor, less any unpaid Senior Term D Origination Fee, any unpaid Revolving Loan Origination Fee, any unpaid Series B Preferred Origination Fee and any other amounts due and payable pursuant to Section 4.1(i) hereof or Section 3(f) of Amendment No. 1, by wire transfer of immediately available funds in the manner agreed to by the Company and Purchasers. The Senior Term D Notes, the Series B Preferred Stock and any Revolving Notes issued at the Term D Closing shall be issued in such name or names and in such permitted denomination or denominations as set forth in Annex B or as Purchasers may request in writing not less than two (2) Business Days before the Term D Closing Date.”
(j) Section 3.1(e) shall be amended and restated as follows:
“(e) [Intentionally omitted.]”
     (k) A new Section 3.1(g) and a new Section 3.1(h) is hereby inserted as set forth below:
“(g) Senior Term Loan D. The Company covenants and agrees to make payments to Agent, for the ratable benefit of Purchasers, of accrued interest on the Senior Term Loan D on the first Business Day of each month commencing November 1, 2005 through the date of repayment in full of the Senior Term Loan D. The Senior Term Loan D shall bear interest on the outstanding principal thereof at the Loan D Rate. Interest shall be computed on the basis of a year of three hundred sixty (360) days, composed of twelve 30-day months, and the actual number of days elapsed.”

“(h) Revolving Loans. The Company covenants and agrees to make payments to Agent, for the ratable benefit of Purchasers making Revolving Loans, of accrued interest on the Revolving Loans monthly in arrears on the first LIBOR Business Day of each LIBOR Period, commencing on the first LIBOR Business Day after completion of the first LIBOR Period after a Revolving Loan is advanced, through the date of repayment of the Revolving Loans in full. The Revolving Loans will bear interest on the outstanding principal thereof at the Revolving Loan Rate.”
     (l) A new Section 3.5A and a new Section 3.5B is hereby inserted after Section 3.5 as set forth below:
“3.5A Repayment of Senior Term D Notes. The Company covenants and agrees to repay to Agent, for the ratable benefit of Purchasers holding Senior Term D Notes, the Senior Term D Notes in accordance with the amortization schedule set forth on Annex C attached hereto. Notwithstanding the foregoing schedule, the Company covenants and agrees to repay any and all unpaid principal on the Senior Term D Notes, together with all accrued and unpaid interest, fees and other amounts due in connection with the Senior Term Loan D Notes upon maturity of the Senior Term D Notes on October 14, 2011.”
“3.5B Repayment of Revolving Loans; Reduction or Termination of Revolving Loan Commitment.
     (a) The Company covenants and agrees to pay to Agent, for the ratable benefit of Purchasers, the Revolving Loans in full together with all accrued and unpaid interest, fees and other amounts due hereunder in respect thereof on the Revolving Loan Termination Date or on such earlier date that the Revolving Loan Commitment is terminated pursuant to Section 3.5B(b).
     (b) The Company may, upon notice to Agent, terminate the commitments hereunder to make Revolving Loans, or from time to time permanently reduce the Revolving Loan Commitment, in each case without prepayment premium or penalty; provided that (i) any such notice shall be received by Agent not later than thirty (30) days prior to the date of such termination or reduction, (ii) any partial reduction shall be in an aggregate amount of $1,000,000 (or, if less, the then remaining commitments to make Revolving Loans) or any whole multiple of $100,000 in excess thereof and (iii) the Company shall not terminate or reduce the Revolving Loan Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate amount of Revolving Loans outstanding would exceed the then outstanding Revolving Loan Commitment. Agent will promptly notify Purchasers participating in the Revolving Loan Commitment of any notice of termination or reduction in the Revolving Loan Commitment, and any such reduction shall be applied to the portion of the Revolving Loan Commitment of each Purchaser making such commitments on a pro rata basis.”
(m) Section 3.6 is hereby amended and restated as follows:
“3.6 Optional Prepayment of the Notes. Subject to the terms of this Section 3.8, the Company may prepay to Agent, for the ratable benefit of Purchasers, the outstanding principal amount of the Senior Term Notes, the Senior Subordinated Notes and the Junior Subordinated Notes in whole or in part in multiples of $100,000, or such lesser amount as is then outstanding on any of such Notes, at any time at a price equal to (i) the accrued interest on such Note, if any, to the date set for prepayment, plus, (ii) a prepayment fee representing the amortization of certain of Purchasers’ costs incurred in connection with the purchase of such Notes, equal to the principal amount prepaid on such Note multiplied by the following percentage:

If Prepaid During
the 12-Month Period
Ending on September 30
of the Following Years:	Percentage
2006	3%
2007	2%
2008	1%;
provided, however, that in any case, (a) the Subordinated Notes may not be prepaid so long as any Senior Term Notes remain outstanding and (b) the Junior Subordinated Notes may not be prepaid so long as any Senior Subordinated Notes remain outstanding. All such prepayments (A) shall be applied by Agent to the outstanding principal of the Notes in order of priority set forth above and in the inverse order of maturity after application of such prepayment to any accrued interest and prepayment premium payable in connection therewith, and (B) in connection with the Senior Term Loans, shall be applied first to the Senior Term Loan D and second, so long as no Senior Term D Notes remain outstanding, to the Senior Term Loan C.”
(n) Section 3.8(b) is hereby amended and restated as follows:
     “(b) Excess Cash Flow. The Company shall prepay the outstanding amount of the Senior Term Notes in an amount equal to 75% of Net Cash Flow for each fiscal year commencing on or after December 31, 2004, payable upon delivery of the financial statements to the Agent referred to in and required by Section 7.1(e)(i) for such fiscal year but in any event not later than ninety (90) days after the end of each such subsequent fiscal year. All such prepayments shall be applied by Agent to the outstanding principal of Senior Term Loan D, and then to the outstanding principal of Senior Term Loan C, in each case in the inverse order of maturity after application of such prepayment to any accrued interest payable in connection therewith.”
(o) A new Section 3.16 is hereby inserted as set forth below:
“3.16 Revolving Loan Commitment Fee. In consideration of the Revolving Loan Commitment, the Company shall pay to Agent, for the ratable benefit of the Purchasers making Revolving Loan Commitments, a commitment fee (the “Revolving Loan Commitment Fee”) in an amount equal to 0.5% per annum on the average daily unused amount of the Revolving Loan Commitment Amount. The Revolving Loan Commitment Fee shall be payable monthly in arrears on the first Business Day of each calendar month, commencing on November 1, 2004 and ending on the Revolving Loan Termination Date.]”
     (p) The first sentence of Section 5.1(d) is hereby amended and restated as follows:
     “(d) Capitalization and Related Matters. As of the Term D Closing Date, after giving effect to the transactions contemplated by Amendment No. 1, the authorized capital stock of the Company will consist of 200,000 shares of Common Stock of which 17,580 shares of Common Stock are issued and outstanding and of which 88,967 shares of Common Stock of the Company have been reserved for issuance upon exercise of the Warrants, and 35,000 shares of Series A Preferred Stock, 20,092 of which are issued and outstanding and 15,000 shares of Series B Preferred Stock, 7,000 of which are issued and outstanding.”
     (q) Section 7.2(a)(ii) is hereby amended and restated as follows:
     “(ii) [Intentionally omitted.]”
     (r) Section 7.2(b)(v) is hereby amended and restated as follows:
     “(v) [Intentionally omitted.]”
     (s) Section 7.3(c) is hereby amended and restated as follows:
     “(c) Senior Leverage Ratio. Maintain a Senior Leverage Ratio for the Company on a Consolidated Basis as of the end of each fiscal quarter set forth below for the respective period set forth below of not greater than the ratio set forth below:

Four Fiscal Quarters	Senior
Ending on Fiscal Quarter	Leverage Ratio
December 31, 2005	3.00 to 1.0
March 31, 2006	3.00 to 1.0
June 30, 2006	2.75 to 1.0
September 30, 2006	2.75 to 1.0
December 31, 2006	2.75 to 1.0
March 30, 2007	2.50 to 1.0
June 30, 2007	2.50 to 1.0
September 30, 2007	2.50 to 1.0”
     (t) Article 13 is hereby amended and restated as follows:
ARTICLE 13
SUBORDINATION OF NOTES
13.1 General. The Subordinated Debt is subordinate and junior in right of payment to all Senior Financing and the Senior Term C Loans to the extent provided in this Article

13. The Junior Subordinated Notes are subordinate and junior in right of payment to the Senior Subordinated Notes to the extent provided in this Article 13.
13.2 Default in Respect of Senior Financing.
     (a) Senior Financing Payment Default. In the event of a Senior Financing Payment Default then, unless and until such Senior Financing Payment Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made by delivery of Notes of the same type) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Debt, during any period:
     (i) commencing on the date such Senior Financing Payment Default shall first occur and ending on the date on which such Senior Financing Payment Default shall have been cured or waived or shall have ceased to exist; or
     (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Financing Payment Default, or in which the maturity of such Senior Financing shall have been accelerated in respect of such Senior Financing Payment Default and such acceleration shall not have been annulled.
     (b) Senior Financing Covenant Default. In the event of a Senior Financing Covenant Default, then, unless and until such Senior Financing Covenant Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made by delivery of Notes of the same type) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Debt, during any period:
     (i) of one hundred eighty (180) days after written notice (a “Senior Financing Blocking Notice”) of such Senior Financing Covenant Default shall have been given to the Company and to the Purchasers by the Senior Agent, provided that only one (1) such Senior Financing Blocking Notice shall be given pursuant to the terms of this Section 13.2(b)(i) in any three hundred sixty (360) day period; or
     (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Financing Covenant Default, or in which an effective notice of acceleration of the maturity of such Senior Financing shall have been transmitted to the Company and each of the holders of the Notes in respect of such Senior Financing Covenant Default and such acceleration shall not have been annulled, or in which notice of the failure to pay such Senior Financing upon its final maturity shall have been transmitted to the Company and each of the holders of the Notes and such failure shall be continuing;
provided, that no Senior Financing Covenant Default that served as the basis for, or existed at the time of, a previous Senior Financing Blocking Notice, shall provide the basis for a subsequent Senior Financing Blocking Notice unless such Senior Financing Covenant Default has been cured or waived for a period of at least one hundred eighty (180) consecutive days.
     (c) Notice by the Company. The Company shall give written notice to each holder of Subordinated Debt of any Senior Financing Payment Default (and any acceleration of the maturity of any Indebtedness as a result thereof) and the receipt of any notice under Section 13.2(b)(i) or Section 13.2(b)(ii) immediately upon the occurrence or receipt thereof, as the case may be.
     13.3 Default in Respect of Senior Term C Loans.
     (a) Senior Term C Loans Payment Default. In the event of a Senior Term C Loans Payment Default then, unless and until such Senior Term C Loans Payment Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made by delivery of Notes of the same type) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Subordinated Notes, or as a sinking fund for any Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Notes, during any period:
     (i) commencing on the date such Senior Term C Loans Payment Default shall first occur and ending on the date on which such Senior Term C Loans Payment Default shall have been cured or waived or shall have ceased to exist; or
     (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Term C Loans Payment Default, or in which the maturity of such Senior Term Notes shall have been accelerated in respect of such Senior Term C Loans Payment Default and such acceleration shall not have been annulled.
     (b) Senior Term C Loans Covenant Default. In the event of a Senior Term C Loans Covenant Default, then, unless and until such Senior Term C Loans Covenant Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made by delivery of Subordinated Notes) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any

Subordinated Notes, or as a sinking fund for any Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Notes, during any period:
     (i) of one hundred eighty (180) days after written notice (a “Senior Term C Loans Blocking Notice”) of such Senior Term C Loans Covenant Default shall have been given to the Company and to the Purchasers by the Agent, provided that only one (1) such Senior Term C Loans Blocking Notice shall be given pursuant to the terms of this Section 13.3(b)(i) in any three hundred sixty (360) day period; or
     (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Term C Loans Covenant Default, or in which an effective notice of acceleration of the maturity of such Senior Term Notes shall have been transmitted to the Company and each of the holders of the Subordinated Notes in respect of such Senior Term C Loans Covenant Default and such acceleration shall not have been annulled, or in which notice of the failure to pay such Senior Term Notes upon its final maturity shall have been transmitted to the Company and each of the holders of the Subordinated Notes and such failure shall be continuing;
provided, that no Senior Term C Loans Covenant Default that served as the basis for, or existed at the time of, a previous Senior Term C Loans Blocking Notice, shall provide the basis for a subsequent Senior Term C Loans Blocking Notice unless such Senior Term C Loans Covenant Default has been cured or waived for a period of at least one hundred eighty (180) consecutive days.
     (c) Notice by the Company. The Company shall give written notice to each holder of Subordinated Notes of any Senior Term C Loans Payment Default (and any acceleration of the maturity of any Indebtedness as a result thereof) and the receipt of any notice under Section 13.3(b)(i) or Section 13.3(b)(ii) immediately upon the occurrence or receipt thereof, as the case may be.
     13.4 Default in Respect of Senior Subordinated Notes.
     (a) Senior Subordinated Notes Payment Default. In the event of a Senior Subordinated Notes Payment Default then, unless and until such Senior Subordinated Notes Payment Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made be delivery of Junior Subordinated Notes) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Junior Subordinated Notes, or as a sinking fund for any Junior Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Junior Subordinated Notes, during any period:

     (i) commencing on the date such Senior Subordinated Notes Payment Default shall first occur and ending on the date on which such Senior Subordinated Notes Payment Default shall have been cured or waived or shall have ceased to exist; or
     (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Notes Payment Default, or in which the maturity of such Senior Subordinated Notes shall have been accelerated in respect of such Senior Subordinated Notes Payment Default and such acceleration shall not have been annulled.
     (b) Senior Subordinated Notes Covenant Default. In the event of a Senior Subordinated Notes Covenant Default, then, unless and until such Senior Subordinated Notes Covenant Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made be delivery of Junior Subordinated Notes) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Junior Subordinated Notes, or as a sinking fund for any Junior Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Junior Subordinated Notes, during any period:
     (i) of one hundred eighty (180) days after written notice (a “Senior Subordinated Notes Blocking Notice”) of such Senior Subordinated Notes Covenant Default shall have been given to the Company and to the Purchaser by the Agent, provided that only one (1) such Senior Subordinated Notes Blocking Notice shall be given pursuant to the terms of this Section 13.4(b)(i) in any three hundred sixty (360) day period; or
     (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Subordinated Notes Covenant Default, or in which an effective notice of acceleration of the maturity of such Senior Subordinated Notes shall have been transmitted to the Company and each of the holders of the Junior Subordinated Notes in respect of such Senior Subordinated Notes Covenant Default and such acceleration shall not have been annulled, or in which notice of the failure to pay such Senior Subordinated Notes upon its final maturity shall have been transmitted to the Company and each of the holders of the Junior Subordinated Notes and such failure shall be continuing;
provided, that (A) no Senior Subordinated Notes Covenant Default that served as the basis for, or existed at the time of, a previous Senior Subordinated Notes Blocking Notice, shall provide the basis for a subsequent Senior Subordinated Notes Blocking Notice unless such Senior Subordinated Notes Covenant Default has been cured or waived for a period of at least one hundred eighty (180) consecutive days, and (B) notwithstanding the foregoing, no more than four (4) payment blockages may be imposed under any of the provisions of this Section 13.4(b) while the Junior Subordinated Notes shall remain outstanding.

     (c) Notice by the Company. The Company shall give written notice to each holder of Junior Subordinated Notes of any Senior Subordinated Notes Payment Default (and any acceleration of the maturity of any Indebtedness as a result thereof) and the receipt of any notice under Section 13.4(b)(i) or Section 13.4(b)(ii) immediately upon the occurrence or receipt thereof, as the case may be.
     13.5 Insolvency, etc. In the event of:
     (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Company, its creditors or its Properties and Facilities;
     (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;
     (c) any assignment by the Company for the benefit of creditors; or
     (d) any other marshalling of the assets of the Company
first, all Senior Financing shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article 13 with respect to Subordinated Debt, to the payment of all Senior Financing and the Senior Term C Loans at the time outstanding and to any securities issued in respect thereof under any such plan or reorganization or readjustment (such securities being referred to as “Other Subordinated Securities”)) or other property shall be made to any holder of any Subordinated Debt or any Senior Term Notes on account of any Subordinated Debt or the Senior Term Notes;
and second, all Senior Term B Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than Other Subordinated Securities) or other property shall be made to any holder of any Senior Term C Notes, and third, all Senior Term C Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than Other Subordinated Securities) or other property shall be made to any holder of any Subordinated Notes, and fourth, all Senior Subordinated Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than securities of the Company’s or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article 13 with respect to Junior Subordinated Notes, to the payment of all Senior Subordinated Notes at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment (such securities being referred to as “Other Subordinated Junior Notes”)) or other property shall be made to any holder of any Junior Subordinated Notes on account of any Junior Subordinated Notes.

Any payment or distribution, whether made in cash, securities (other than Other Subordinated Securities or Other Subordinated Junior Notes) or other property, and whether made directly or indirectly that would otherwise (but for this Section 13.5) be payable or deliverable in respect of Subordinated Debt shall first be paid or delivered directly to the holders of Senior Financing in accordance with the priorities then existing among such holders until all Senior Financing shall have been paid in full in cash and second be paid or delivered directly to the holders of Senior Term C Loan B in accordance with the priorities then existing among such holders until all Senior Term B Notes shall have been paid in full in cash and third be paid or delivered directly to the holders of Senior Term C Loan C in accordance with the priorities then existing among such holders until all Senior Term C Notes shall have been paid in full in cash and fourth be paid or delivered directly to the holders of Senior Subordinated Notes in accordance with the priorities then existing among such holders until all Senior Subordinated Notes shall have been paid in full in cash.
13.6 Limited Suspension of Remedies of Holders of Subordinated Debt. At any time during which payment on the Subordinated Debt shall be prohibited pursuant to the terms of Sections 13.2 or 13.3, no holder of Subordinated Debt may:
     (a) declare or join in the declaration of any Subordinated Debt to be due and payable or otherwise accelerate the maturity of the principal of the Notes, accrued interest thereon or prepayment premium or other amounts due thereunder, or
     (b) commence any administrative, legal or equitable action against the Company;
provided, however, that the limitations contained in clauses (a) and (b) above shall terminate with respect to such period on the earlier of (i) the date on which the Senior Agent or any Senior Lender accelerates the maturity of the Senior Financing in the case of a prohibition of payment pursuant to Section 13.2 or the date on which the holders of the Senior Term C Loans accelerate the maturity of the Senior Term Notes in the case of a prohibition of payment pursuant to Section 13.3 and (ii) the date that is the one hundred eightieth (180th) day after the date of delivery of written notice by Agent to Senior Lender or holders of Senior Term C Loans, as the case may be, of the occurrence and continuance of a Default or Event of Default under this Agreement.
13.7 Proof of Claim. Each holder of Subordinated Debt irrevocably authorizes and empowers the holders of Senior Financing and the Senior Term C Loans and each holder of Junior Subordinated Notes irrevocably authorizes and empowers the holders of Senior Subordinated Notes in any proceeding under any federal or state bankruptcy or insolvency law, or any other reorganization, dissolution or liquidation proceedings of the Company to file a proof of claim on behalf of such holder of Subordinated Debt or Junior Subordinated Notes, as the case may be, with respect to the Subordinated Debt or the Junior Subordinated Notes, as the case may be, and the other amounts owing hereunder and the Notes if (and only if) such holder of Subordinated Debt or Junior Subordinated Notes, as the case may be, fails to file proof of its claims prior to ten (10) days before the expiration of the time period during which such proof of claim must be filed. Neither this Section

13.7, nor any other provisions hereof, shall be construed to give the holders of Senior Financing or the Senior Term C Loans any right to vote any Subordinated Debt or the holders of Senior Subordinated Notes any right to vote any Junior Subordinated Notes, or any related claim, whether in connection with any resolution, arrangement, plan of reorganization, compromise, settlement, election, or otherwise.
13.8 Acceleration of Subordinated Debt. In the event that any Subordinated Debt shall be declared due and payable as the result of the occurrence of any one or more Events of Default in respect thereof, under circumstances when the terms of Section 13.2 or 13.3 do not prohibit payment on Subordinated Debt, no payment shall be made in respect of any Subordinated Debt unless and until all Senior Financing and the Senior Term C Loans shall have been paid in full in cash or such declaration and its consequences shall have been rescinded and all such Defaults and Events of Default shall have been remedied or waived or shall have ceased to exist. In the event that any Junior Subordinated Notes shall be declared due and payable as the result of the occurrence of any one or more Events of Default in respect thereof, under circumstances when the terms of Section 13.4 do not prohibit payment on Junior Subordinated Notes, no payment shall be made in respect of any Junior Subordinated Notes unless and until all Senior Subordinated Notes shall have been paid in full in cash or such declaration and its consequences shall have been rescinded and all such Defaults and Events of Default shall have been remedied or waived or shall have ceased to exist.
13.9 Turnover of Payments.
     (a) If:
     (i) any payment or distribution shall be collected or received by any holders of Subordinated Debt in contravention of any of the terms of this Article 13 and prior to the payment in full in cash of the Senior Financing or the Senior Term C Loans at the time outstanding; and
     (ii) Agent or the Senior Agent shall have notified such holders of Subordinated Debt, within one hundred eighty (180) days of any such payment or distribution, of the facts by reason of which such collection or receipt so contravenes this Article 13;
then such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Financing or Senior Term C Loans in full in cash, to the holders of such Senior Financing or Senior Term C Loans and, until so delivered, the same shall be held in trust by such holders of Subordinated Debt as the property of the holders of such Senior Financing or Senior Term C Loans. If after any amount is delivered pursuant to this Section 13.9(a), whether or not such amounts have been applied to the payment of Senior Financing or the Senior Term C Loans, and the outstanding Senior Financing or the Senior Term C Loans shall thereafter be paid in full in cash by the Company or otherwise other than pursuant to this Section 13.9(a), the holders of Senior Financing or the Senior Term C Loans shall return to such holders of Subordinated Debt an amount equal to the amount delivered to such holders of Senior Financing or the Senior

Term C Loans pursuant to this Section 13.9(a). Any optional prepayment made in respect of the Subordinated Debt that violates this Agreement shall also be subject to this Section 13.9(a).
     (b) If:
     (i) any payment or distribution shall be collected or received by any holders of Junior Subordinated Notes in contravention of any of the terms of this Article 13 and prior to the payment in full in cash of the Senior Subordinated Notes at the time outstanding; and
     (ii) the Agent shall have notified such holders of Junior Subordinated Notes, within one hundred eighty (180) days of any such payment or distribution, of the facts by reason of which such collection or receipt so contravenes this Article 13;
then such holders of Junior Subordinated Notes will deliver such payment or distribution, to the extent necessary to pay all such Senior Subordinated Notes in full in cash, to the holders of such Senior Subordinated Notes and, until so delivered, the same shall be held in trust by such holders of Junior Subordinated Notes as the property of the holders of such Senior Subordinated Notes. If after any amount is delivered to the holders of Senior Subordinated Notes pursuant to this Section 13.9(b), whether or not such amounts have been applied to the payment of Senior Subordinated Notes, and the outstanding Senior Subordinated Notes shall thereafter be paid in full in cash by the Company or otherwise other than pursuant to this Section 13.9(b), the holders of Senior Subordinated Notes shall return to such holders of Junior Subordinated Notes an amount equal to the amount delivered to such holders of Senior Subordinated Notes pursuant to this Section 13.9(b).
13.10 Obligations Not Impaired.
     (a) No Impairment of Senior Financing or Senior Term C Loans. No right of any present or future holder of any Senior Financing or Senior Term C Loans and no right of any present or future holder of any Senior Subordinated Notes to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
     (b) No Impairment of Subordinated Debts. Nothing contained in this Section 13.10 shall impair, as between the Company and any holder of Subordinated Debt, the obligation of the Company to pay to such holder the principal thereof and prepayment premium, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms of this Agreement, or prevent any holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Agreement or the Stockholders Agreement, all subject to the rights of the holders of the Senior Financing and the Senior Term C Loans to receive cash,

Securities or other property otherwise payable or deliverable to the holders of Subordinated Debt.
13..11 Payment of Debt; Subrogation. Upon the payment in full of all Senior Financing and Senior Term C Loans in cash, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Financing or any holder of Senior Term C Loans to receive any further payments or distributions applicable thereto until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, Securities or other property which otherwise would be paid or distributed to the holders of Senior Financing or Senior Term C Loans, shall, as between the Company and its creditors other than the holders of Senior Financing or Senior Term C Loans, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Financing or Senior Term C Loans and not on account of Subordinated Debt. Upon the payment in full of all Senior Subordinated Notes in cash, the holders of Junior Subordinated Notes shall be subrogated to all rights of any holder of Senior Subordinated Notes to receive any further payments or distributions applicable to the Senior Subordinated Notes until the Junior Subordinated Notes shall have been paid in full, and such payments or distributions received by the holders of Junior Subordinated Notes by reason of such subrogation, of cash, Securities or other property which otherwise would be paid or distributed to the holders of Senior Subordinated Notes, shall, as between the Company and its creditors other than the holders of Senior Subordinated Notes, on the one hand, and the holders of Junior Subordinated Notes, on the other hand, be deemed to be a payment by the Company on account of Senior Subordinated Notes and not on account of Junior Subordinated Notes.
13.12 Reliance of Holders of Senior Financing and Senior Term C Loans; Reliance of Holders of Senior Subordinated Notes; Amendments.
     (a) Reliance of Holders of Senior Financing. Each holder of Subordinated Debt by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Financing and Senior Term C Loans, whether such financing was created or acquired before or after the creation of Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Financing or Senior Term C Loans, and such holder of Senior Financing or Senior Term C Loans shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Financing or Senior Term C Loans.
     (b) Reliance of Holders of Senior Subordinated Notes. Each holder of Junior Subordinated Notes by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Subordinated Notes, whether such Senior Subordinated Note was created or acquired before or after the creation of Junior Subordinated Notes, to acquire and hold, or to continue to hold, such Senior Subordinated Notes, and such holder of Senior Subordinated Notes shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Subordinated Notes.
     (c) Amendments. Notwithstanding anything to the contrary herein, no amendment, waiver or other modification of this Article 13 shall be effective unless such amendment, waiver or other modification shall have been approved in writing by Senior Agent and all of the holders of Senior Term C Loans and Senior Subordinated Notes outstanding at the time of such amendment, waiver or other modification.
13.13 Notices. Whenever any notice to holders of Notes shall be required pursuant to the provisions of this Article 13, the Senior Agent and the other holders of Senior Financing shall be deemed to have given such notice if such notice shall have been delivered to
     (a) all holders of Notes identified on Annex A and all holders of Notes identified in the register of the Company maintained pursuant to Section 6.1 in each case in the manner specified in Section 14.6, and
     (b) all other holders of Notes that shall have given written notice to the Senior Agent that such holder holds one or more Notes;
provided, however, that if the Company shall fail to make such register available to the Senior Agent, then such notice shall be deemed to have been given if such notice is delivered to (i) all holders of Notes identified on Annex A, in the manner specified in Section 14.6, and (ii) all other holders of Notes that shall have given written notice to the Senior Agent that such holder holds one or more Notes. For the purposes of this Section 13.13, any such written notice to the Senior Agent by any such other holder of Notes shall be effective if given to the Senior Agent at the address of the Senior Agent supplied by the Company from time to time.”
(u) Section 14.17 is hereby amended and restated as follows:
“14.17 [Intentionally omitted.]”
     (v) The following Annexes and Exhibits to the Amended and Restated Purchase Agreement are hereby amended as follows:
          (i) Annex B to the Amended and Restated Purchase Agreement is hereby amended and restated as set forth in Annex B hereto.
          (ii) A new “Annex C” to the Amended and Restated Purchase Agreement, as set forth on Annex C hereto, is hereby inserted after Annex B.
          (iii) A new “Exhibit B-3” to the Amended and Restated Purchase Agreement, as set forth on Exhibit B-3 hereto, is hereby inserted after Exhibit B-2.
          (iv) A new “Exhibit J” to the Amended and Restated Purchase Agreement, as set forth on Exhibit J hereto, is hereby inserted after Exhibit I.

          (v) A new “Exhibit K” to the Amended and Restated Purchase Agreement, as set forth on Exhibit K hereto, is hereby inserted after Exhibit J.
3. Conditions to Effectiveness. The effectiveness of this Amendment No. 1, and therefore the obligation of the Purchasers to advance the Senior Term Loan D and to purchase and pay for the Series B Preferred Stock and any Revolving Notes being issued at the Term D Closing is subject to the satisfaction, prior to or at the Term D Closing of the following conditions:
     (a) Representations and Warranties. All of the representations and warranties contained in Article 5 of the Amended and Restated Purchase Agreement (as amended by this Amendment No. 1) shall be true and correct in all material respects at and as of the Term D Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.
     (b) Conditions. All of the conditions contained in Article 4 of the Amended and Restated Purchase Agreement shall have been satisfied.
     (c) Redemption of Certain Indebtedness. On the Term D Closing Date, the Company shall have (i) repaid all Indebtedness incurred under the Senior Credit Agreement and discharged all obligations outstanding thereunder and (ii) redeemed the Senior Term B Notes, each in form and substance satisfactory to Purchasers, in their sole discretion, and Purchasers shall have been provided copies of all agreements, instruments, documents and pay-off letters delivered in connection therewith.
     (d) Consummation of LFA Acquisition. On or prior to the Term D Closing Date, the Company shall have consummated the transactions contemplated by the LFA Acquisition Agreement.
     (e) Closing Documents. The Company shall have delivered or caused to be delivered to Agent all of the following documents in form and substance satisfactory to Agent:
          (i) one or more Senior Term D Notes evidencing the Senior Term D Loan (as designated by Agent and Purchasers pursuant to Section 2.3(c) of the Amended and Restated Purchase Agreement (as amended by this Amendment No. 1)) in aggregate original principal amount as set forth therein, duly completed and executed by the Company;
          (ii) one or more stock certificates representing the Series B Preferred Stock purchased pursuant to the Amended and Restated Purchase Agreement (as amended by this Amendment No. 1);
          (iii) certificates of good standing dated not more than 10 days prior to the Term D Closing Date for the Company issued by its jurisdiction of organization and each jurisdiction where it is qualified to operate as a foreign corporation, or its equivalent;
          (iv) a copy of the Charter of the Company certified by the appropriate governmental official of the jurisdiction of its organization as of a date not more than 10 days prior to the Term D Closing Date;

          (v) a copy of the By-laws of the Company, certified as of the Term D Closing Date and by the secretary or assistant secretary of the Company;
          (vi) a certificate of the secretary or assistant secretary of the Company, certifying as to the names and true signatures of the officers or other authorized person of the Company authorized to sign this Agreement and the other documents to be delivered by the Company hereunder;
          (vii) copies of the resolutions duly adopted by the Company’s board of directors authorizing the execution, delivery and performance by the Company of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the Company is a party, and the consummation of all of the other transactions contemplated by this Amendment No. 1, certified as of the Term D Closing Date by the secretary or assistant secretary of the Company; and
          (viii) such other documents relating to the transactions contemplated by this Amendment No. 1 as Agent or its special counsel reasonably may request..
     (f) Purchaser’s Fees and Expenses.
          (i) Senior D Origination Fee. On the Term D Closing Date, the Company shall have paid the Senior Term D Origination Fee in the amount of $810,000 to ACFS and the Company hereby authorizes the Agent to deduct from the sale by the Company of the Senior Term D Notes the unpaid amount of such Senior Term D Origination Fee;
          (ii) Revolving Loan Origination Fee. On the Term D Closing Date, the Company shall have paid the Revolving Loan Origination Fee in the amount of $180,000 to ACFS and the Company hereby authorizes the Agent to deduct from the proceeds of any Revolving Loan made at the Term D Closing, by the Purchasers to the Company, the unpaid amount of such Revolving Loan Origination Fee;
          (iii) Series B Preferred Stock Origination Fee. On the Term D Closing Date, the Company shall have paid the Series B Preferred Origination Fee in the amount of $280,000 to ACFS and the Company hereby authorizes the Agent to deduct from the sale by the Company of the Series B Preferred Stock the unpaid amount of such Series B Preferred Origination Fee; and
          (iv) Other Fees and Expenses. On the Term D Closing Date, the Company shall have paid the fees and expenses of Agent and Purchasers, payable by the Company pursuant to Section 14.4 of the Amended and Restated Purchase Agreement (and the Company hereby authorizes Agent to deduct from the aggregate proceeds of the sale of the Senior Term D Notes, the Series B Preferred Stock and any Revolving Notes by the Company, all such amounts).
4. Use of Proceeds. The Company shall use the proceeds from the transactions contemplated by this Amendment No. 1 to (a) repay all Indebtedness incurred under the Senior Credit Agreement and discharge all obligations outstanding thereunder, (b) redeem the Senior Term B Notes and (c) consummate the transactions contemplated by the LFA Acquisition Agreement.

5. Representations and Warranties. The Company hereby represents and warrants as follows:
     (a) Each of the representations and warranties of the Company set forth in Article 5 of the Amended and Restated Purchase Agreement (as amended by this Amendment No. 1) is true and correct in all material respects, except to the extent of changes caused by the transactions expressly contemplated herein.
     (b) The Company is in satisfaction of all covenants of the Company set forth in Article 7 of the Amended and Restated Purchase Agreement (as amended by this Amendment No. 1) and no Default or Event of Default under the Amended and Restated Purchase Agreement is occurring, or will occur upon the consummation of the transactions contemplated by this Amendment No. 1, except to the extent waived hereby.
6. Effect on the Amended and Restated Purchase Agreement.
     (a) All references to the Amended and Restated Purchase Agreement in the Amended and Restated Purchase Agreement and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Amended and Restated Purchase Agreement as amended hereby and as such may in the future be amended, restated, supplemented or modified from time to time.
     (b) Except as specifically amended herein, the Amended and Restated Purchase Agreement, and all other documents and instruments delivered pursuant to or in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
     (c) Except as specifically referenced herein, the execution, delivery and effectiveness of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of ACFS or the Purchasers, nor constitute a waiver of any provision of the Amended and Restated Purchase Agreement or any documents and instruments delivered pursuant to or in connection therewith.
7. Governing Law. This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Maryland.
8. Further Assurances. The parties hereto shall, at any time and from time to time following the execution of this Amendment No. 1, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment No. 1.
9. Headings. Section headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose.
10. Counterparts. This Amendment No. 1 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day and year first above written.

COMPANY: GLOBAL DOSIMETRY SOLUTIONS, INC.
By:	/s/ Thomas Logan
	Name:	Thomas Logan
	Title:	CEO

AGENT: AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:	/s/ Todd Wilson
Name:
Title:

PURCHASERS: AMERICAN CAPITAL STRATEGIES, LTD.
By:	/s/ Todd Wilson
Name:
Title:

ACS FUNDING TRUST I

By:	AMERICAN CAPITAL STRATEGIES, LTD., its Servicer

By:	/s/ Todd Wilson
Name:
Title:

ACAS BUSINESS LOAN TRUST 2003-2

By:	AMERICAN CAPITAL STRATEGIES, LTD., its Servicer

By:	/s/ Todd Wilson
Name:
Title:

Signature Page to Amendment No. 1 to the
Amended and Restated Note and Equity Purchase Agreement

2

ANNEX B

Holder

American Capital Strategies, Ltd.	Revolving Loan, up to $6,000,000
American Capital Strategies, Ltd.	Senior Term C Note, $4,000,000
American Capital Strategies, Ltd.	Senior Term D Note-1, $5,000,000
American Capital Strategies, Ltd.	Senior Term D Note-2, $5,000,000
American Capital Strategies, Ltd.	Senior Term D Note-3, $5,000,000
American Capital Strategies, Ltd.	Senior Term D Note-4, $5,000,000
American Capital Strategies, Ltd.	Senior Term D Note-5, $5,000,000
American Capital Strategies, Ltd.	Senior Term D Note-6, $2,000,000
American Capital Strategies, Ltd.	Senior Subordinated Note-1, $4,300,000
American Capital Strategies, Ltd.	Senior Subordinated Note-2, $4,300,000
American Capital Strategies, Ltd.	Tranche A Junior Subordinated Note, $4,300,000
American Capital Strategies, Ltd.	Tranche B Junior Subordinated Note, $4,300,000

Warrants and Number of Shares of Common
Holder	Stock of the Company

American Capital Strategies, Ltd.	Warrant, 88,560 shares

Holder	Preferred Stock

American Capital Strategies, Ltd.	20,000 shares of Series A PIK Preferred Stock
American Capital Strategies, Ltd.	7,000 shares of Series B PIK Preferred Stock

Holder	Common Stock

American Capital Strategies, Ltd.	17,500 shares of Common Stock

ANNEX C
Amortization Schedule for Senior Term D Notes
Principal Amount of Senior Term Loan D Notes: $27,000,000
On each date set forth below the Loan Parties shall repay the principal amount of the Senior Term Loan D Notes set forth opposite each such date.

Date		Installment Amount
2005	Q4	$67,500
2006	Q1	$67,500
	Q2	$67,500
	Q3	$67,500
	Q4	$67,500
2007	Q1	$67,500
	Q2	$67,500
	Q3	$67,500
	Q4	$67,500
2008	Q1	$67,500
	Q2	$67,500
	Q3	$67,500
	Q4	$67,500
2009	Q1	$67,500
	Q2	$67,500
	Q3	$67,500
	Q4	$67,500
2010	Q1	$67,500
	Q2	$67,500
	Q3	$67,500
	Q4	$67,500
2011	Q1	$67,500
	Q2	$67,500
	Q3	$67,500
Notwithstanding the foregoing schedule, to the extent not previously paid, all Senior Term D Notes and any and all unpaid interest, fees and other amounts due in connection with the Senior Term D Notes, shall be due and payable on October 14, 2011.

EXHIBIT A
Amended and Restated Certificate of Incorporation of the Company

Delaware

PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "GLOBAL DOSIMETRY SOLUTIONS, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF OCTOBER, A.D. 2005, AT 3:15 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3700491 8100

050842058

AUTHENTICATION: 4227459

DATE: 10-14-05

State of Delaware Secretary of State Division of Corporations Delivered 03:19 PM 10/14/2005 FILED 03:15 PM 10/14/2005 SRV 050842058 — 3700491 FILE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GLOBAL DOSIMETRY SOLUTIONS, INC.
     Todd Wilson hereby certifies that:
     I. He is the duly elected and acting Secretary of Global Dosimetery Solutions, Inc., a Delaware corporation. The corporation was originally incorporated on September 5, 2003, as ACAS Acquisitions (Dosimetry), Inc. An amendment to the Certificate of Incorporation was filed with the Secretary of State on September 22, 2003, changing the name of the corporation from “ACAS Acquisitions (Dosimetry), Inc” to “Global Dosimetry Solutions, Inc.” The Certificate of Incorporation of the corporation was further amended and restated on June 18, 2004. This Amended and Restated Certificate of Incorporation further amends, and restates in its entirety, the Certificate of Incorporation of Global Dosimetry Solutions, Inc.
     II. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:
     FIRST: Name The name of the corporation is Global Dosimetry Solutions, Inc. (the “Corporation”).
     SECOND: Address. The name and address of the registered office and agent of the Corporation in the State of Delaware is c/o National Corporate Research, Ltd , 615 South Dupont Highway, Dover, County of Kent, Delaware, 19901.
     THIRD: Purpose The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”), as from time to time amended.
     FOURTH: A. Capitalization. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that the Corporation is authorized to issue is 250,000 shares 200,000 shares shall be Common Stock, par value $0.001 per share, and 50,000 shares shall be Preferred Stock, par value $0.001 per share.
     B Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as follows:
     1. Relative Rights. Each share of Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of Common Stock
     2. Dividends. Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common

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Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when, and as declared by, the Board of Directors of the Corporation (the “Board”)
     3. Dissolution, Liquidation, Winding-Up. In the event of any dissolution, liquidation, or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding-up the full preferential amounts, if any, to which they are entitled.
     4. Voting Rights. Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders in accordance with the DGCL.
     C. Rights of Series A Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as follows:
     1. Designation of Series A Preferred Stock. One series of the Preferred Stock is designated and known as the Series A PIK Redeemable Preferred Stock (the “Series A Preferred Stock”) and shall consist of 35,000 shares.
     2 Rank
          (a) The Series A Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank prior to all classes of Common Stock of the Corporation and to each other class of capital stock or series of Preferred Stock hereafter created by the Board not in violation of the terms hereof, the terms of which do not expressly provide that it ranks prior to or pari passu with the Series A Preferred Stock and the Series B Preferred Stock (as defined below) as to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation (“Junior Securities”).
          (b) The Series A Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank pari passu with the Series B Preferred Stock and with any class of capital stock or series of Preferred Stock hereafter created by the Board not in violation of the terms hereof, the terms of which expressly provide that it ranks pari passu with the Series A Preferred Stock and the Series B Preferred Stock as to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation (“Parity Securities”).
          (c) The Series A Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank junior to each class of capital stock or series of Preferred Stock hereafter created by the Board that has been approved by the holders of the Series A Preferred Stock and Series B

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Preferred Stock in accordance herewith, the terms of which expressly provide that it ranks prior to the Series A Preferred Stock and Series B Preferred Stock as to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation (“Senior Securities”).
     3 Series A Preferred Stock Dividends and Distributions.
          (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of any Junior Securities, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, cumulative dividends, at a rate of 8.0% per annum (as such rate may be increased in accordance with the terms hereof, the “Dividend Rate”) of the Liquidation Preference (as hereinafter defined) (computed on the basis of a 360-day year) payable in cash on January 1, April 1, July 1, and October 1, of each year (each a “Dividend Payment Date”); commencing January 31, 2004 or, at the option of the Corporation, on each Dividend Payment Date, by validly issuing fully paid and non-assessable shares of Series A Preferred Stock with an aggregate Liquidation Preference equal to the amount of the dividends to be paid. All undeclared dividends and declared but unpaid dividends shall compound on a quarterly basis at the then applicable Dividend Rate, without any duplication when and if the dividends are actually paid.
          (b) The Corporation shall take all action permitted under applicable law to permit the payment of dividends, including through revaluation of assets to make funds legally available for such payment.
          (c) All dividends and distributions paid with respect to shares of Series A Preferred Stock shall be paid pro rata to the holders of the Series A Preferred Stock. All shares of Series A Preferred Stock issued in respect of any Dividend Payment Date shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges. On and after a Dividend Payment Date, until certificates representing additional shares of Series A Preferred Stock shall have been issued, the certificates representing such shares held by a holder on the Dividend Payment Date shall represent not only such existing shares, but also the additional shares of Series A Preferred Stock issued to such holder pursuant to such dividend.

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     4. Voting Rights.
          (a) The holders of Series A Preferred Stock shall not be entitled to any voting rights except as herein provided in this Section 4 or as provided by law
          (b) So long as any shares of Series A Preferred Stock remain outstanding, without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, the Corporation shall not:
          (i) amend, alter or repeal any provision of this Certificate of Incorporation so as to adversely affect the specified preferences, rights, privileges, powers or voting rights of the Series A Preferred Stock; provided, however, that any such amendment that reduces the dividend payable on the Liquidation Preference or adversely affects the redemption rights of the Series A Preferred Stock shall require the approval of each holder of Series A Preferred Stock adversely affected thereby; or
          (ii) create, authorize or issue any Parity Securities or Senior Securities, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any Senior Securities or Parity Securities or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or Parity Securities.
          (c) Except as provided herein, (x) the creation, authorization or issuance of any Junior Securities, (y) a decrease in the amount of authorized capital stock of any class, including any Preferred Stock, or (z) an increase in the amount of authorized capital stock of any class of Junior Securities, shall not require the consent of the holders of Series A Preferred Stock and shall be deemed not to affect adversely the specified preferences, rights, privileges, powers or voting rights of holders of Series A Preferred Stock.
     5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever (including by redemption or reclassification) shall be retired and cancelled promptly after the acquisition thereof and may not be reissued.
     6. Liquidation, Dissolution or Winding-Up. Upon any liquidation, dissolution or winding-up of the Corporation, the holders of the Series A Preferred Stock shall be entitled, prior to any distribution to holders of Junior Securities, and on a pro-rata basis with holders of Parity Securities, to a liquidation preference of $1,000 per share of Series A Preferred Stock (the “Liquidation Preference”), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of payment, including for any partial quarterly period.

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     7. Redemption.
          (a) Scheduled Redemption. Subject to the extent that the Corporation has funds legally available therefor, unless earlier redeemed pursuant to Section 7(b), each outstanding share of Series A Preferred Stock shall be redeemed by the Corporation on the earlier of (i) October 1, 2011 (the “Scheduled Redemption Date”) or (ii) the date of the purchase by the Corporation of all of the securities subject to the Put Option, as defined in Section 10.1 of the Note and Equity Purchase Agreement (as hereinafter defined), in either case, at the Liquidation Preference plus accrued and unpaid dividends, if any, whether or not declared, to the Scheduled Redemption Date, including any partial quarterly period.
          (b) Redemption in the Event of a Change in Control. In the event of a Change in Control (as hereinafter defined), the Corporation shall send a notice of the occurrence of such Change in Control (the “Notice of Occurrence”), by first class mail, postage prepaid, not more than thirty (30) days following the occurrence of such Change in Control, to each record holder of outstanding shares of Series A Preferred Stock. Such Notice of Occurrence shall specify (i) that a Change in Control has occurred; (ii) that such holder has the right to require the Corporation to redeem its outstanding shares of Series A Preferred Stock, but only on the terms and subject to the conditions set forth in this Section 7(b); (iii) the date, not less than thirty (30) days after the date of the Notice of Occurrence, by which such holder must notify the Corporation of such holder’s intent to exercise such redemption right; (iv) that the redemption price shall be 101% of the Series A Liquidation Preference, in cash, plus accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of redemption, including for any partial quarterly period; and (v) that, unless the Corporation fails to pay such redemption price, dividends on the shares the holder elects to require the Corporation to redeem will cease to accrue on such date of redemption. Upon receipt of such Notice of Occurrence, any holder of Series A Preferred Stock may, within the time period specified by the Corporation, notify the Corporation, by first class mail, postage prepaid, as to whether such holder elects to exercise the redemption right. If any holder of the outstanding shares of Series A Preferred Stock elects to require such redemption, the Corporation shall, subject to the extent that it has funds legally available therefor, redeem such outstanding shares of Series A Preferred Stock at such redemption price within sixty (60) days of receiving such election in accordance with the procedures set forth in this Section 7.
For purposes hereof, a “Change in Control” shall be defined as:
          (i) any transaction or series of related transactions resulting in the (A) sale or issuance of securities (or any right to acquire securities) of the Corporation by the Corporation representing in the aggregate more than 50% of the Corporation’s issued and outstanding Voting Securities (as hereinafter defined), on a Fully Diluted Basis (as hereinafter defined), or (B) sale, transfer, assignment or other conveyance or disposition of any securities (or any right to acquire securities) of the Corporation by any holder or holders thereof representing in the aggregate more than 50% of the Corporation’s issued and outstanding Voting Securities, on a Fully Diluted Basis;

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          (ii) a merger, consolidation, reorganization, recapitalization or share exchange in which the stockholders of the Corporation immediately prior to such transaction receive, in exchange for securities of the Corporation owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of Voting Securities (or any right to acquire Voting Securities) hold less than 50% of the Voting Securities, on a Fully Diluted Basis, of the resulting corporation;
          (iii) a sale, transfer or other disposition of 30% or more of the assets of the Corporation (based on their fair market value, as determined by the Board);
          (iv) (A) any sale or issuance or series of sales or issuances of securities (or any right to acquire any securities) of the Corporation, by the Corporation or (B) any sale, transfer, assignment or other conveyance or disposition of any securities (or any right to acquire securities) of the Corporation by any holder or holders thereof, that, in either case, results in a transfer of more than 50% of the Corporation’s issued and outstanding Voting Securities, on a Fully Diluted Basis, within any 12-month period; and
          (v) the initial public offering of securities by the Corporation other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form.
          (c) Pro Rata Redemption. If, at the time of any redemption pursuant to this Section 7, the funds of the Corporation legally available for redemption of the Series A Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds that are legally available shall be used to redeem the maximum possible number of such shares, pro rata based upon the number of shares to be redeemed. At any time thereafter when additional funds of the Corporation become legally available for the redemption of the Series A Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of the Series A Preferred Stock that the Corporation has become obligated to redeem pursuant to this section, but that it has not redeemed.
          (d) Status of Redeemed Shares. At the time of redemption, the rights of the holders of the Series A Preferred Stock redeemed shall cease, except for the right to receive the redemption price specified in Section 7 hereof, as the case may be, without interest, plus accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of redemption including for any partial quarterly period.
          (e) Notice of Redemption. Except as otherwise provided herein, the Corporation shall (i) mail written notice of each redemption of any Series A Preferred Stock, by first class mail, postage prepaid, to each record holder thereof not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made and (ii) pay the amount specified in this Section 7 to the applicable holder of Series A Preferred Stock, against delivery by such holder to the Corporation of those certificates representing Series A Preferred Stock held by such holder that have then been so redeemed. In case fewer than the total number of shares of

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Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock shall be issued to the holder thereof without cost to such holder within five (5) Business Days (as hereinafter defined) after surrender of the certificate representing the redeemed shares of Series A Preferred Stock.
     D. Rights of Series B Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as follows:
     1. Designation of Series B Preferred Stock. A second series of the Preferred Stock is designated and known as the Series B PIK Redeemable Preferred Stock (the “Series B Preferred Stock”) and shall consist of 15,000 shares.
     2. Rank.
          (a) The Series B Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank prior to any Junior Securities
          (b) The Series B Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank pari passu with the Series A Preferred Stock and with any Parity Securities.
          (c) The Series B Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank junior to any Senior Securities.
     3 Series B Preferred Stock Dividends and Distributions.
          (a) The holders of shares of Series B Preferred Stock, in preference to the holders of shares of any Junior Securities, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, cumulative dividends, at a rate of 17% per annum (as such rate may be increased in accordance with the terms hereof, the “Series B Dividend Rate”) of the Series B Liquidation Preference (as hereinafter defined) (computed on the basis of a 360-day year) payable in cash on each Dividend Payment Date, commencing January 1, 2006 or, at the option of the Corporation, on each Dividend Payment Date, by validly issuing fully paid and non-assessable shares of Series B Preferred Stock with an aggregate Series B Liquidation Preference equal to the amount of the dividends to be paid. All undeclared dividends and declared but unpaid dividends shall compound on a quarterly basis at the then applicable Series B Dividend Rate, without any duplication when and if the dividends are actually paid.
          (b) The Corporation shall take all action permitted under applicable law to permit the payment of dividends, including through revaluation of assets to make funds legally available for such payment.
          (c) All dividends and distributions paid with respect to shares of Series B Preferred Stock shall be paid pro rata to the holders of the Series B Preferred Stock. All shares of Series B Preferred Stock issued in respect of any Dividend Payment Date shall be deemed issued on the applicable Dividend Payment Date, and will

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thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges. On and after a Dividend Payment Date, until certificates representing additional shares of Series B Preferred Stock shall have been issued, the certificates representing such shares held by a holder on the Dividend Payment Date shall represent not only such existing shares, but also the additional shares of Series B Preferred Stock issued to such holder pursuant to such dividend.
     4. Voting Rights.
          (a) The holders of Series B Preferred Stock shall not be entitled to any voting rights except as herein provided in this Section 4 or as provided by law.
          (b) So long as any shares of Series B Preferred Stock remain outstanding, without the consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, the Corporation shall not:
          (i) amend, alter or repeal any provision of this Certificate of Incorporation so as to adversely affect the specified preferences, rights, privileges, powers or voting rights of the Series B Preferred Stock; provided, however, that any such amendment that reduces the dividend payable on or the Series B Liquidation Preference or adversely affects the redemption rights of the Series B Preferred Stock shall require the approval of each holder of Series B Preferred Stock adversely affected thereby; or
          (ii) create, authorize or issue any Parity Securities or Senior Securities, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any Senior Securities or Parity Securities or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or Parity Securities.
          (c) Except as provided herein, (x) the creation, authorization or issuance of any Junior Securities, (y) a decrease in the amount of authorized capital stock of any class, including any Preferred Stock, or (z) an increase in the amount of authorized capital stock of any class of Junior Securities, shall not require the consent of the holders of Series B Preferred Stock and shall be deemed not to affect adversely the specified preferences, rights, privileges, powers or voting rights of holders of Series B Preferred Stock.
     5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever (including by redemption or reclassification) shall be retired and cancelled promptly after the acquisition thereof and may not be reissued.
     6. Liquidation, Dissolution or Winding-Up. Upon any liquidation, dissolution or winding-up of the Corporation, the holders of the Series B Preferred Stock shall be entitled, prior to any distribution to holders of Junior Securities, and on a pro-rata basis with holders of Parity Securities, to a liquidation preference of $1,000 per share of Series B Preferred Stock (the “Series B Liquidation Preference”), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of payment, including for any partial quarterly period.

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     7 Redemption.
          (a) Scheduled Redemption. Subject to the extent that the Corporation has funds legally available therefor, unless earlier redeemed pursuant to Section 7(b), each outstanding share of Series B Preferred Stock shall be redeemed by the Corporation on the earlier of (i) Scheduled Redemption Date or (ii) the date of the purchase by the Corporation of all of the securities subject to the Put Option, as defined in Section 10.1 of the Note and Equity Purchase Agreement, in either case, at the Series B Liquidation Preference plus accrued and unpaid dividends, if any, whether or not declared, to the Scheduled Redemption Date, including any partial quarterly period
          (b) Redemption in the Event of a Change in Control. In the event of a Change in Control, the Corporation shall send a Notice of Occurrence, by first class mail, postage prepaid, not more than thirty (30) days following the occurrence of such Change in Control, to each record holder of outstanding shares of Series B Preferred Stock. Such Notice of Occurrence shall specify (i) that a Change in Control has occurred; (ii) that such holder has the right to require the Corporation to redeem its outstanding shares of Series B Preferred Stock, but only on the terms and subject to the conditions set forth in this Section 7(b); (iii) the date, not less than thirty (30) days after the date of the Notice of Occurrence, by which such holder must notify the Corporation of such holder’s intent to exercise such redemption right; (iv) that the redemption price shall be 101% of the Series B Liquidation Preference, in cash, plus accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of redemption, including for any partial quarterly period; and (v) that, unless the Corporation fails to pay such redemption price, dividends on the shares the holder elects to require the Corporation to redeem will cease to accrue on such date of redemption. Upon receipt of such Notice of Occurrence, any holder of Series B Preferred Stock may, within the time period specified by the Corporation, notify the Corporation, by first class mail, postage prepaid, as to whether such holder elects to exercise the redemption right. If any holder of the outstanding shares of Series B Preferred Stock elects to require such redemption, the Corporation shall, subject to the extent that it has funds legally available therefor, redeem such outstanding shares of Series B Preferred Stock at such redemption price within sixty (60) days of receiving such election in accordance with the procedures set forth in this Section 7.
          (c) Pro Rata Redemption. If, at the time of any redemption pursuant to this Section 7, the funds of the Corporation legally available for redemption of the Series B Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds that are legally available shall be used to redeem the maximum possible number of such shares, pro rata based upon the number of shares to be redeemed. At any time thereafter when additional funds of the Corporation become legally available for the redemption of the Series B Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of the Series B Preferred Stock that the Corporation has become obligated to redeem pursuant to this section, but that it has not redeemed
          (d) Status of Redeemed Shares. At the time of redemption, the rights of the holders of the Series B Preferred Stock redeemed shall cease, except for the right to receive the redemption price specified in Section 7 hereof, as the case may be, without interest, plus accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of redemption including for any partial quarterly period.

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          (e) Notice of Redemption. Except as otherwise provided herein, the Corporation shall (i) mail written notice of each redemption of any Series B Preferred Stock, by first class mail, postage prepaid, to each record holder thereof not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made and (ii) pay the amount specified in this Section 7 to the applicable holder of Series B Preferred Stock, against delivery by such holder to the Corporation of those certificates representing Series B Preferred Stock held by such holder which have then been so redeemed. In case fewer than the total number of shares of Series B Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series B Preferred Stock shall be issued to the holder thereof without cost to such holder within five (5) Business Days (as hereinafter defined) after surrender of the certificate representing the redeemed shares of Series B Preferred Stock.
     E. Definitions. For purposes hereof:
     1. The term “Affiliate” shall mean, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.
     2. The term “Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of Maryland or the State of New York are authorized by law to close.
     3. The term “Fully Diluted Basis” shall mean the determination of the percentage ownership of a particular type of securities based on the number of all outstanding securities of such type as if all securities eligible for conversion into, or that are exercisable or exchangeable, for such type of securities had been converted or exercised (but excluding any securities that may be issued upon the exercise of options if such options have not fully vested).
     4. The term “Note and Equity Purchase Agreement” shall mean that agreement by and among the Corporation, the purchasers party thereto and American Capital Financial Services, Inc. as Agent, dated as of September 30, 2003, as amended from time to time.
     5. The term “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency of political subdivision thereof.
     6. The term “Voting Securities” shall mean securities that are generally entitled to vote in the election of directors.
     F General Provisions.
     1 Certificates. If any of the Series A or Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft

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or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation
     2. Headings. The headings of the sections, subsections, clauses and subclauses hereof are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.
     3. Business Day. If any payment, redemption, exchange or other action shall be required by the terms hereof to be made or taken on a day that is not a Business Day, such payment, redemption, exchange or other action shall be made or taken on the immediately succeeding Business Day.
     FIFTH: Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation or in any written agreement among the stockholders of the Corporation, the by-laws of the Corporation may be adopted, amended or repealed by a majority of the Board, but any by-laws adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.
     SIXTH: Corporate Opportunity. The provisions of this Article are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve officers and directors of the Corporation who are officers or directors of a stockholder of the Corporation, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith;
provided, however, that nothing in this Article will prohibit the Corporation’s ability to enter into contractual arrangements with a stockholder of the Corporation, which arrangements restrict such stockholder from engaging in activities otherwise allowed by this Article, and the following provisions shall be subject to any such contractual right or obligation of the Corporation.
     A. Stockholders. Except as any stockholder may otherwise agree in writing, each stockholder of the Corporation shall have the right to and shall have no duty hereunder to refrain from, engaging in the same or similar activities or lines of business as the Corporation, doing business with any potential or actual customer or supplier of the Corporation, or employing or otherwise engaging any officer or employee of the Corporation. To the fullest extent permitted by law, neither a stockholder of the Corporation nor any officer or director thereof shall be liable to the Corporation or its other stockholders for breach of any fiduciary duty by reason of any such activities of such stockholder, or the participation therein of such stockholder. In the event that a stockholder acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the stockholder and the Corporation, the stockholder shall have no duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its other stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that such stockholder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

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     B. Directors and Officers. In the event that a director or officer of the Corporation who is also a director or officer of a stockholder of the Corporation acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and such stockholder, to the fullest extent permitted by law, such director or officer of the Corporation (a) shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, (b) shall not be liable to the Corporation or its other stockholders for breach of any fiduciary duty by reason of the fact that such stockholder or any of its affiliates pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person (including, without limitation, such stockholder or any of its affiliates) or does not communicate information regarding such corporate opportunity to the Corporation, (c) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in or not opposed to the best interests of the Corporation, and (d) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom, if such director or officer acts in a manner consistent with the following policy:
     1. A corporate opportunity available to any person who is an officer of the Corporation (whether or not a director), and who is also a director but not an officer of a stockholder of the Corporation, shall belong to the Corporation, unless such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of such stockholder, in which case such opportunity shall belong to such stockholder;
     2. A corporate opportunity available to any person who is a director but not an officer of the Corporation, and who is also an officer (whether or not a director) of a stockholder of the Corporation shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to such stockholder, and
     3. A corporate opportunity available to any person who is an officer or director of both the Corporation and a stockholder of the Corporation shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer or director of the Corporation, and otherwise shall belong to such stockholder.
     C. Scope. Any corporate opportunity that belongs to a stockholder of the Corporation or any of its Affiliates or to the Corporation pursuant to the foregoing policy shall not be pursued by the other, unless and until the party to whom the opportunity belongs determines not to pursue the opportunity and so informs the other party Notwithstanding the preceding sentence, if the party to whom the corporate opportunity belongs does not within a reasonable period of time of receipt of notice of the corporate opportunity, begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may then pursue such opportunity or direct it to another person.
     D. Consent. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article.
     E. Definitions. For purposes of this Article only:

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     1. A director of the Corporation who is Chairman or Vice Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether a person in such position is deemed an officer of the Corporation under the bylaws of the Corporation), unless such person is a full-time employee of the Corporation;
     2. (A) The term “Corporation” shall mean the Corporation and its successors by way of merger, consolidation or sale of all or substantially all of its assets, and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns, directly or indirectly, 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, and (B) the term “stockholder” shall mean any stockholder of the Corporation and its successors by way of merger, consolidation or sale of all or substantially all of its assets, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (A) of this paragraph); and
     3. The term “corporate opportunity” shall consist of a business opportunity which (i) the Corporation is financially able to undertake, (ii) is, from its nature, in the line or lines of the Corporation’s existing or prospective business and is of practical advantage to it, and (iii) is one in which the Corporation has an interest or reasonable expectancy.
     F. Modifications. Neither the alteration, amendment or repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.
     SEVENTH: Liability of Directors. (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
          (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full

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extent permitted by law, and the Corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification.
          (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
          (d) Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that such officer, director, employee or agent is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article, and the Corporation may adopt by-laws or enter into agreements with such persons for the purpose of providing for such advances
          (e) The indemnification permitted by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
          (f) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise.
     III. The Amended and Restated Certificate of Incorporation has been duly approved and adopted in accordance with provisions 242 and 245 of the DGCL by the Board and Stockholders of the Corporation.

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          IN WITNESS WHEREOF, the undersigned has duly executed this Restated Certificate of Incorporation on this 14th day of October 2005.

/s/ Todd Wilson

Todd Wilson
Secretary

16

EXHIBIT B-3
[Form of Senior Term D Note]
No. D-[__]                                                                                                                          October [__], 2005
$[                    ]
     FOR VALUE RECEIVED, the undersigned, Global Dosimetry Solutions, Inc. a Delaware corporation (the “Company”), hereby promises to pay to American Capital Strategies, Ltd., a Delaware corporation (“ACAS”), its successors and assigns (with ACAS, the “Holder”), the principal sum of [                                        ] DOLLARS ($[                    ]) (the “Principal Amount”), on the terms and conditions set forth in the Amended and Restated Note and Equity Purchase Agreement, as amended by Amendment No. 1 dated as of October [___], 2005, between the Company, the Purchasers identified on Annex A thereto, and American Capital Financial Services, Inc., as Agent for the benefit of the Purchasers (as amended, modified or restated from time to time, the “Purchase Agreement”). All terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.
     Payments of principal of, interest on and any premium with respect to this Senior Term D Note are to be made in lawful money of the United States of America by check mailed and addressed to the registered Holder hereof at the address shown in the register maintained by the Company for such purpose or, at the option of the Holder, in such manner and at such other place in the United States of America as the Holder hereof shall have designated to the Company in writing.
     Notwithstanding any provision to the contrary in this Senior Term D Note, the Purchase Agreement or any other agreement, the Company shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.
     This Senior Term D Note is one of a series of Senior Term D Notes Due October [___], 2011 issued pursuant to the Purchase Agreement and is entitled to the benefits thereof. Each Holder of this Senior Term D Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Article 6 of the Purchase Agreement.
     This Senior Term D Note is transferable only by surrender hereof in accordance with Article 6 of the Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Senior Term D Note.
     This Senior Term D Note is also subject to optional prepayment, in whole or in part, at the times and on the terms specified in the Purchase Agreement, but not otherwise.

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     If an Event of Default occurs and is continuing, the unpaid principal of this Senior Term D Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Purchase Agreement.
     Payments of principal, interest on and any premium with respect to this Senior Term D Note are secured pursuant to the terms of the Security Documents.
     Time is of the essence of this Senior Term D Note. To the fullest extent permitted by applicable Law, the Company, for itself and its legal representatives, successors and assigns, expressly waive presentment, demand, protest, notice of dishonor, notice of maturity, notice of non-payment, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and any exemption, each in respect of this Senior Term D Note.
     In no event, whether by reason of acceleration of the maturity of the amounts due under this Senior Term D Note or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchasers exceed the maximum amount permissible under applicable Law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Agent or Purchasers in excess of the maximum amount permissible under applicable Law, the interest and fees shall be reduced to the maximum amount permitted under such Law. If from any circumstance, Agent or Purchasers shall have received anything of value deemed interest by applicable Law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Senior Term D Notes, in such manner as may be determined by the Agent, and not to the payment of fees or interest, or if such excess interest exceeds the unpaid balance of the principal amount of the Senior Term D Notes, such excess shall be refunded to the Company.
     Whenever possible, each provision of this Senior Term D Note shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Senior Term D Note is held to be prohibited by or invalid under applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Senior Term D Note.
     This Senior Term D Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.
* * *

3

     IN WITNESS WHEREOF, the Company caused this Senior Term D Note to be executed and delivered by its respective duly authorized officer as of the day and year and at the place set forth above.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Name:
Title:

1

EXHIBIT J
Form of Compliance Certificate
Compliance Certificate
Pursuant to Section 7.1(e)(iii) of the Amended and Restated Note and Equity Purchase Agreement dated as of November 10, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Company, the Purchasers party thereto, and American Financial Capital Strategies, Inc., as agent for the Purchasers. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
The undersigned hereby certifies that he or she is the Chief Financial Officer of the Company and further certifies that no Default or Event of Default has occurred or is continuing as of the date hereof, except as set forth in this Certificate below.
[Insert description of Default or Event of Default and any action, if any, to remedy the same.]
IN WITNESS WHEREOF, this Compliance Certificate is executed as of the       day of                     , 200 .

[ ]

By:

Name:
Title:

EXHIBIT K
[Form of Revolving Note]
No. [___]                                                                                                                          October [_], 2005
$[                    ]
     FOR VALUE RECEIVED, the undersigned, Global Dosimetry Solutions, Inc., a Delaware corporation (the “Company”), hereby promises to pay to American Capital Strategies, Ltd., a Delaware corporation (“ACAS”), its successors and assigns (with ACAS, the “Holder”), the aggregate unpaid principal amount of all Revolving Loans made to the Company by Holders (the “Principal Amount”), on the terms and conditions set forth in the Amended and Restated Note and Equity Purchase Agreement, as amended by Amendment No. 1, dated as of October [___], 2005, between the Company, the Purchasers identified on Annex A thereto, and American Capital Financial Services, Inc., as Agent for the benefit of the Purchasers (the “Purchase Agreement”). All terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.
     Payments of principal of, interest on and any premium with respect to this Revolving Note are to be made in lawful money of the United States of America by check mailed and addressed to the registered Holder hereof at the address shown in the register maintained by the Company for such purpose or, at the option of the Holder, in such manner and at such other place in the United States of America as the Holder hereof shall have designated to the Company in writing.
     Notwithstanding any provision to the contrary in this Revolving Note, the Purchase Agreement or any other agreement, the Company shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.
     This Revolving Note is one of a series of Revolving Notes issued pursuant to the Purchase Agreement (herein called the “Revolving Notes”) and is entitled to the benefits thereof. Each Holder of this Revolving Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Article 6 of the Purchase Agreement.
     This Revolving Note is transferable only by surrender hereof in accordance with Article 6 of the Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Revolving Note.
     This Revolving Note is also subject to optional prepayment, in whole or in part at the times and on the terms specified in the Purchase Agreement, but not otherwise.

     If an Event of Default occurs and is continuing, the unpaid principal of this Revolving Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Purchase Agreement.
     Payments of principal, interest on and any premium with respect to this Revolving Note are secured pursuant to the terms of the Security Documents.
     Time is of the essence of this Revolving Note. To the fullest extent permitted by applicable Law, the Company, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of maturity, notice of non-payment, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and any exemption, each in respect of this Revolving Note.
     In no event, whether by reason of acceleration of the maturity of the amounts due under this Revolving Note or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchasers exceed the maximum amount permissible under applicable Law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Agent or Purchasers in excess of the maximum amount permissible under applicable Law, the interest and fees shall be reduced to the maximum amount permitted under such Law. If from any circumstance, Agent or Purchasers shall have received anything of value deemed interest by applicable Law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Revolving Notes, in such manner as may be determined by the Agent, and not to the payment of fees or interest, or if such excess interest exceeds the unpaid balance of the principal amount of the Revolving Notes, such excess shall be refunded to the Company.
     Whenever possible, each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Revolving Note is held to be prohibited by or invalid under applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Revolving Note.
     This Revolving Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.
* * *

3

     IN WITNESS WHEREOF, the Company has caused this Revolving Note to be executed and delivered by its respective duly authorized officer as of the day and year and at the place set forth above.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Name:
Title:

EXHIBIT L
[Form of Notice of Borrowing]
[                    ], 200[__]
American Capital Financial Services, Inc.,
   as Agent under the Purchase
   Agreement referred to below
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Facsimile: 301-654-6714
Attention:
Re: Global Dosimetry Solutions, Inc. (the “Borrower”)
Reference is made to the Amended and Restated Note and Equity Purchase Agreement, dated November 10, 2004, as amended by Amendment No. 1, dated October 14, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Borrower, the Purchasers party thereto and American Capital Financial Services, Inc., as Agent for the Purchasers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Purchase Agreement.
The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.5A of the Purchase Agreement that the undersigned hereby requests to borrow such amount pursuant to the Revolving Loans under the Purchase Agreement as set forth below (the “Proposed Borrowing”) as required by Section 2.5A of the Purchase Agreement:
     (i) The date of the Proposed Borrowing is [                    ], 200[___] (the “Funding Date”).
     (ii) The aggregate amount of the Revolving Loans as of the date hereof is $[                    ].
The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect thereto and to the application of the proceeds therefrom:
     (i) the representations and warranties set forth in Article 5 of the Purchase Agreement are true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

     (ii) no Default or Event of Default has occurred and is continuing on the Funding Date; and
     (iii) no repayment of the Revolving Notes or any of the Notes has been accelerated in accordance with the Purchase Agreement.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Name:
Title:

2